Exhibit 99.8

Key Messages

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JLL Partners, Inc. is a leading private equity investor and believes in the growth opportunity American Dental Partners (ADPI) presents. JLL Partners also believes in the depth and ability of ADPI’s management team and the quality of our affiliated dental group practices. Accordingly, JLL Partners is willing to pay $19.00 for each ADPI share to own all of ADPI.

•	The closing is subject to certain conditions, including approval by our stockholders.

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Agreement with JLL Partners was reached after careful evaluation by a special committee consisting of independent members of our Board of Directors that determined this transaction was the best option both to recognize the value of our existing business and support the growth of our business.

•	Transaction is not expected to impact ADPI’s day-to-day engagement with our team members, affiliated practices and dentists, or commercial partners.

•	It is our expectation that Greg Serrao and the management team will continue in our current positions.

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ADPI will continue to strive to be the nation’s leading business partner to dental group practices, enabling them to focus on what they do best – providing high quality oral health care to their patients.

•	We do not expect there to be any changes to our service agreements with our affiliated practices or in the way we interact with any of our partners as a result of this transaction.

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Exiting the public markets with the assistance of JLL Partners, who has a long-term view on the future of our company, will provide us greater flexibility and allow us to focus on our core business and our people.

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The benefits of being a small-cap publicly traded company, particularly the access to capital provided by the public markets, are being outweighed by the costly, burdensome and time intensive requirements associated with being public.

•	Transaction enables us to align with an owner who is committed to our core values, strategic goals and objectives, commitment to quality care and long-term growth outlook.

•	The transaction will also deliver strong value to shareholders.

•	JLL Partners values ADPI’s culture and supports our mission to build a healthy, enduring organization.

•	We have significantly increased our capital investment programs in the past year to convert each of our affiliated dental group practices to EDR and digital radiology technology and to grow our affiliated dental group practices. This transaction enables us to continue that growth.

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JLL Partners is invested in our strategic goals: partnership in management, quality care and service, operating excellence, quality of work life, integration of technology, financial performance and continuous growth.

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JLL Partners fully supports our continued focus on our core values: conducting business in an honest, fair manner with the utmost integrity; putting people first; acting in a socially responsible manner with total regard for our families, communities and environment; acting in a financially prudent manner; and being committed to excellence.

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American Dental Partners remains committed to opportunities that are best for our affiliated practices and dentists, our team members and the patients we collectively serve. We will continue to invest in our people and our business.

•	Our culture and commitment to our people have remained unchanged through various phases of ownership.

•	ADPI began with an idea, a business plan and private equity capital.

•	We previously had a private equity firm as our major shareholder for many years.

•	We celebrated our 15th anniversary last year.

•	We have grown to be 27 affiliated dental group practices with 282 dental facilities in 21 states.

•	We expect there to be no changes to our training and development programs, including classroom training programs and ADPI Online University, as a result of this transaction.

•	ADPI Leadership Institute accepted 82 additional participants in 2011, and we are in the process of selecting new participants for 2012.

•	We expect to continue with our scheduled rollout of EDR and digital radiology technology.

•	We intend to continue to expand our pediatric Medicaid business.

•	We are proud of our team member retention levels.

Additional Information and Where to Find It:

This communication may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed transaction, the Company intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by the Company with the Securities and Exchange Commission (when available) at the Securities and Exchange Commission’s website at http://www.sec.gov or at the Company’s website at http://www.amdpi.com. The proxy statement and other relevant materials (when available) may also be obtained for free from the Company by directing a request to American Dental Partners, Inc., 401 Edgewater Place, Suite 430, Wakefield, Massachusetts 01880, telephone (781) 224-

0880. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in Solicitation:

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Merger. Information concerning the interests of the Company’s participants in the solicitation is, and will be, set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously or in the future filed with the Securities and Exchange Commission, and in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at http://www.sec.gov and from the Company at http://www.amdpi.com, or by directing a request to American Dental Partners, Inc., 401 Edgewater Place, Suite 430, Wakefield, Massachusetts 01880, telephone (781) 224-0880.

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